Tenable Announces First Quarter 2023 Financial Results
•Added 379 new enterprise platform customers and 24 net new six-figure customers.
•Revenue of $188.8 million, up 18% year-over-year.
•Calculated current billings of $176.8 million, up 13% year-over-year.
•Net cash provided by operating activities of $38.7 million; Unlevered free cash flow of $44.2 million.
COLUMBIA, Maryland, April 24, 2023 — Tenable Holdings, Inc. ("Tenable") (Nasdaq: TENB), the Exposure Management company, today announced financial results for the quarter ended March 31, 2023.
"Our ability to deliver strong operating income and cash flow in the quarter and reaffirm both for the full year is a notable accomplishment in this market," said Amit Yoran, Chairman and CEO of Tenable. "Despite the macro uncertainty, we continue to gain traction with Tenable One, our Exposure Management Platform, as organizations are increasingly consolidating their spend and looking for cybersecurity solutions that drive return on investment."
First Quarter 2023 Financial Highlights
•Revenue was $188.8 million, an 18% increase year-over-year.
•Calculated current billings was $176.8 million, a 13% increase year-over-year.
•GAAP loss from operations was $19.2 million, compared to a loss of $17.5 million in the first quarter of 2022.
•Non-GAAP income from operations was $18.1 million, compared to $12.5 million in the first quarter of 2022.
•GAAP net loss was $25.1 million, compared to a loss of $24.5 million in the first quarter of 2022.
•GAAP net loss per share was $0.22, consistent with a loss per share of $0.22 in the first quarter of 2022.
•Non-GAAP net income was $13.1 million, compared to $7.0 million in the first quarter of 2022.
•Non-GAAP diluted earnings per share was $0.11, compared to $0.06 in the first quarter of 2022.
•Cash and cash equivalents and short-term investments were $616.7 million at March 31, 2023, compared to $567.4 million at December 31, 2022.
•Net cash provided by operating activities was $38.7 million, compared to $32.9 million in the first quarter of 2022.
•Unlevered free cash flow was $44.2 million, compared to $32.1 million in the first quarter of 2022.
Recent Business Highlights
•Added 379 new enterprise platform customers and 24 net new six-figure customers.
•Delivered enhanced cloud security posture management (CSPM) features to help customers achieve consistent cloud security and compliance across multi-cloud and hybrid environments.
•Unveiled new OT security functionality to provide broader protection for operational technology, critical infrastructure and industrial control systems and to make it easier to secure and maintain governance of the entire attack surface.
•Introduced cyber insurance reporting capabilities to help customers and insurers measure preventive security programs, thereby increasing insurability and lowering premiums.
•Published annual Threat Landscape Report, which validates the persistent threat posed by known vulnerabilities and provides insights that will help organizations reduce their exposure.
Financial Outlook
For the second quarter of 2023, we currently expect:
•Revenue in the range of $189.0 million to $191.0 million.
•Non-GAAP income from operations in the range of $20.0 million to $21.0 million.
•Non-GAAP net income in the range of $15.0 million to $16.0 million, assuming interest expense of $7.7 million, interest income of $5.2 million and a provision for income taxes of $2.4 million.
•Non-GAAP diluted earnings per share in the range of $0.12 to $0.13.
•120.5 million diluted weighted average shares outstanding.

For the year ending December 31, 2023, we currently expect:
•Calculated current billings in the range of $875.0 million to $885.0 million.
•Revenue in the range of $775.0 million to $785.0 million.
•Non-GAAP income from operations in the range of $90.0 million to $95.0 million.
•Non-GAAP net income in the range of $69.0 million to $74.0 million, assuming interest expense of $31.6 million, interest income of $20.8 million and a provision for income taxes of $9.9 million.
•Non-GAAP diluted earnings per share in the range of $0.57 to $0.61.
•121.5 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $175.0 million to $180.0 million.
Conference Call Information
Tenable will host a conference call today, April 24, 2023, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Exposure Management company. Approximately 43,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 60 percent of the Fortune 500, approximately 40 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities and amortization of acquired intangible assets. Acquisition-related expenses include transaction expenses and costs related to the intercompany transfer of acquired intellectual property.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-

based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Revenue	$188,839	$159,368
Cost of revenue(1)	45,506	34,930
Gross profit	143,333	124,438
Operating expenses:
Sales and marketing(1)	97,191	81,570
Research and development(1)	38,183	34,290
General and administrative(1)	27,115	26,126
Total operating expenses	162,489	141,986
Loss from operations	(19,156)	(17,548)
Interest income	5,095	250
Interest expense	(7,339)	(3,576)
Other expense, net	(547)	(944)
Loss before income taxes	(21,947)	(21,818)
Provision for income taxes	3,150	2,688
Net loss	$(25,097)	$(24,506)

Net loss per share, basic and diluted	$(0.22)	$(0.22)
Weighted-average shares used to compute net loss per share, basic and diluted	113,791	109,524
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$2,625	$1,513
Sales and marketing	14,394	10,065
Research and development	8,865	6,463
General and administrative	8,233	7,357
Total stock-based compensation	$34,117	$25,398

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
(in thousands, except per share data)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$360,434	$300,866
Short-term investments	256,253	266,569
Accounts receivable (net of allowance for doubtful accounts of $447 and $1,400 at March 31, 2023 and December 31, 2022, respectively)	123,855	187,341
Deferred commissions	44,045	44,270
Prepaid expenses and other current assets	66,466	58,121
Total current assets	851,053	857,167
Property and equipment, net	45,092	46,726
Deferred commissions (net of current portion)	64,335	67,238
Operating lease right-of-use assets	37,377	38,495
Acquired intangible assets, net	72,296	75,376
Goodwill	316,520	316,520
Other assets	36,604	38,008
Total assets	$1,423,277	$1,439,530

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$21,872	$18,722
Accrued compensation	36,786	52,620
Deferred revenue	490,076	502,115
Operating lease liabilities	5,958	5,821
Other current liabilities	5,259	4,882
Total current liabilities	559,951	584,160
Deferred revenue (net of current portion)	151,992	162,487
Term loan, net of issuance costs (net of current portion)	361,287	361,970
Operating lease liabilities (net of current portion)	51,088	52,611
Other liabilities	7,280	7,436
Total liabilities	1,131,598	1,168,664

Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized; 114,743 and 113,056 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	1,147	1,131
Additional paid-in capital	1,063,051	1,017,837
Accumulated other comprehensive loss	(671)	(1,351)
Accumulated deficit	(771,848)	(746,751)
Total stockholders’ equity	291,679	270,866
Total liabilities and stockholders’ equity	$1,423,277	$1,439,530

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(25,097)	$(24,506)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,365	4,896
Stock-based compensation	34,117	25,398
Other	(1,556)	1,323
Changes in operating assets and liabilities:
Accounts receivable	64,439	40,341
Prepaid expenses and other assets	(2,776)	8,463
Accounts payable, accrued expenses and accrued compensation	(12,665)	(18,745)
Deferred revenue	(22,534)	(3,543)
Other current and noncurrent liabilities	(1,547)	(765)
Net cash provided by operating activities	38,746	32,862

Cash flows from investing activities:
Purchases of property and equipment	(387)	(2,007)
Capitalized software development costs	(1,023)	(2,804)
Purchases of short-term investments	(48,749)	(60,850)
Sales and maturities of short-term investments	61,299	55,135
Business combinations, net of cash acquired	—	(22,960)
Net cash provided by (used in) investing activities	11,140	(33,486)

Cash flows from financing activities:
Payments on term loan	(938)	(938)
Proceeds from stock issued in connection with the employee stock purchase plan	9,914	8,882
Proceeds from the exercise of stock options	942	2,587
Other financing activities	(128)	(3)
Net cash provided by financing activities	9,790	10,528
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(108)	(449)
Net increase in cash and cash equivalents and restricted cash	59,568	9,455
Cash and cash equivalents and restricted cash at beginning of period	300,866	278,271
Cash and cash equivalents and restricted cash at end of period	$360,434	$287,726

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended March 31,
(in thousands)	2023	2022
Subscription revenue	$171,098	$142,687
Perpetual license and maintenance revenue	12,181	12,873
Professional services and other revenue	5,560	3,808
Revenue(1)	$188,839	$159,368
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% of revenue in the three months ended March 31, 2023 and 2022.

Calculated Current Billings	Three Months Ended March 31,
(in thousands)	2023	2022
Revenue	$188,839	$159,368
Deferred revenue (current), end of period	490,076	404,786
Deferred revenue (current), beginning of period(1)	(502,115)	(407,635)
Calculated current billings	$176,800	$156,519
_______________
(1)    Deferred revenue (current), beginning of period for the three months ended March 31, 2022 includes $0.1 million related to acquired deferred revenue.

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended March 31,
(in thousands)	2023	2022
Net cash provided by operating activities	$38,746	$32,862
Purchases of property and equipment	(387)	(2,007)
Capitalized software development costs(1)	(1,023)	(2,804)
Free cash flow(2)	37,336	28,051
Cash paid for interest and other financing costs	6,820	4,051
Unlevered free cash flow(2)	$44,156	$32,102
________________
(1)    Capitalized software development costs were previously included in purchases of property and equipment.
(2)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended March 31,
(in thousands)	2023	2022
Employee stock purchase plan activity	$(4,690)	$(4,036)
Acquisition-related expenses	(238)	(728)
Costs related to intra-entity asset transfers	—	(838)
Tax payment on intra-entity asset transfers	—	(2,697)
Free cash flow and unlevered free cash flow for the three months ended March 31, 2022 were benefited by approximately $6 million from prepayments of software subscription costs, insurance and rent in prior quarters.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Loss from operations	$(19,156)	$(17,548)
Stock-based compensation	34,117	25,398
Acquisition-related expenses	100	1,341
Costs related to intra-entity asset transfers	—	838
Amortization of acquired intangible assets	3,080	2,427
Non-GAAP income from operations	$18,141	$12,456
Operating margin	(10)%	(11)%
Non-GAAP operating margin	10%	8%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Net loss	$(25,097)	$(24,506)
Stock-based compensation	34,117	25,398
Tax impact of stock-based compensation(1)	917	1,066
Acquisition-related expenses(2)	100	1,341
Costs related to intra-entity asset transfers(3)	—	838
Amortization of acquired intangible assets(4)	3,080	2,427
Tax impact of acquisitions(5)	(54)	(442)
Tax impact of intra-entity asset transfers(6)	—	843
Non-GAAP net income	$13,063	$6,965

Net loss per share, diluted	$(0.22)	$(0.22)
Stock-based compensation	0.30	0.23
Tax impact of stock-based compensation(1)	—	0.01
Acquisition-related expenses(2)	—	0.01
Costs related to intra-entity asset transfers(3)	—	0.01
Amortization of acquired intangible assets(4)	0.03	0.02
Tax impact of acquisitions(5)	—	(0.01)
Tax impact of intra-entity asset transfers(6)	—	0.01
Adjustment to diluted earnings per share(7)	—	—
Non-GAAP earnings per share, diluted	$0.11	$0.06

Weighted-average shares used to compute GAAP net loss per share, diluted	113,791	109,524

Weighted-average shares used to compute non-GAAP earnings per share, diluted	119,264	117,155
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses is not material.
(3)    The costs related to the intra-entity asset transfers resulted from our internal restructuring of Cymptom.
(4)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(5)    The tax impact of acquisitions for all periods presented includes the deferred tax benefits of the Alsid acquisition.
(6)    The tax impact of the intra-entity transfers is related to current tax expense based on the applicable Israeli tax rates resulting from our internal restructuring of Cymptom.
(7)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Gross profit	$143,333	$124,438
Stock-based compensation	2,625	1,513
Amortization of acquired intangible assets	3,080	2,427
Non-GAAP gross profit	$149,038	$128,378
Gross margin	76%	78%
Non-GAAP gross margin	79%	81%

Non-GAAP Sales and Marketing Expense	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Sales and marketing expense	$97,191	$81,570
Less: Stock-based compensation	14,394	10,065
Non-GAAP sales and marketing expense	$82,797	$71,505
Non-GAAP sales and marketing expense % of revenue	44%	45%

Non-GAAP Research and Development Expense	Three Months Ended March 31,
(dollars in thousands)	2023	2022
Research and development expense	$38,183	$34,290
Less: Stock-based compensation	8,865	6,463
Non-GAAP research and development expense	$29,318	$27,827
Non-GAAP research and development expense % of revenue	16%	17%

Non-GAAP General and Administrative Expense	Three Months Ended March 31,
(dollars in thousands)	2023	2022
General and administrative expense	$27,115	$26,126
Less: Stock-based compensation	8,233	7,357
Less: Acquisition-related expenses	100	1,341
Less: Costs related to intra-entity asset transfers	—	838
Non-GAAP general and administrative expense	$18,782	$16,590
Non-GAAP general and administrative expense % of revenue	10%	10%
The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending June 30, 2023		Year Ending December 31, 2023
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(21.1)	$(20.1)	$(71.3)	$(66.3)
Forecasted stock-based compensation	38.0	38.0	149.0	149.0
Forecasted amortization of acquired intangible assets	3.1	3.1	12.3	12.3
Forecasted non-GAAP income from operations	$20.0	$21.0	$90.0	$95.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending June 30, 2023		Year Ending December 31, 2023
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(26.4)	$(25.4)	$(94.0)	$(89.0)
Forecasted stock-based compensation	38.0	38.0	149.0	149.0
Forecasted tax impact of stock-based compensation	0.4	0.4	1.9	1.9
Forecasted amortization of acquired intangible assets	3.1	3.1	12.3	12.3
Forecasted tax impact of acquisitions	(0.1)	(0.1)	(0.2)	(0.2)
Forecasted non-GAAP net income	$15.0	$16.0	$69.0	$74.0

Forecasted net loss per share, diluted(1)	$(0.23)	$(0.22)	$(0.81)	$(0.77)
Forecasted stock-based compensation	0.33	0.33	1.28	1.28
Forecasted tax impact of stock-based compensation	—	—	0.02	0.02
Forecasted amortization of acquired intangible assets	0.03	0.03	0.11	0.11
Forecasted tax impact of acquisitions	—	—	—	—
Adjustment to diluted earnings per share(2)	(0.01)	(0.01)	(0.03)	(0.03)
Forecasted non-GAAP earnings per share, diluted	$0.12	$0.13	$0.57	$0.61

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	115.5	115.5	116.0	116.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	120.5	120.5	121.5	121.5
________________
(1)    The forecasted GAAP net loss assumes income tax expense of $2.7 million and $11.6 million in the three months ending June 30, 2023 and year ending December 31, 2023, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2023
(in millions)	Low	High
Forecasted net cash provided by operating activities	$149.8	$154.8
Forecasted purchases of property and equipment	(3.0)	(3.0)
Forecasted capitalized software development costs	(4.0)	(4.0)
Forecasted free cash flow	142.8	147.8
Forecasted cash paid for interest and other financing costs	32.2	32.2
Forecasted unlevered free cash flow	$175.0	$180.0